Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES SECOND QUARTER
AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, July 28, 2010...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the second quarter ended June 30, 2010. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:
(For the quarter ended June 30, 2010,
as compared to the same quarterly period in 2009)

●Revenue increased to $83.5 million as compared to $81.3 million
●FFO available to common stockholders decreased 0.8% to $46.8 million
●FFO per share decreased 2.2% to $0.45
●AFFO per share was unchanged at $0.46
●Net income available to common stockholders per share was $0.24
●Portfolio occupancy was 96.2%
●Same store rents increased 0.1% to $79.0 million
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 51st consecutive quarter to an annualized amount of $1.7235 per share
●Invested $261.2 million in 13 new properties
●Issued $250 million of 5.75% 10-year notes

Financial Results

Revenue
Realty Income’s revenue, for the quarter ended June 30, 2010, increased 2.7% to $83.5 million as compared to $81.3 million for the same quarter in 2009. Revenue, for the six months ended June 30, 2010, increased 1.8% to $166.7 million as compared to $163.8 million for the same period in 2009.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2010, was $25.0 million as compared to $26.5 million for the same quarter in 2009. Net income per share for the quarter was $0.24 as compared to $0.26 for the same quarter in 2009.

Net income available to common stockholders, for the six months ended June 30, 2010, was $49.1 million as compared to $50.5 million for the same period in 2009. Net income per share, for the six months ended June 30, 2010, was $0.47 as compared to $0.49 for the same period in 2009.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the second quarter of 2010, income from continuing operations available to common stockholders was unchanged at $0.23 per share as compared to the same quarter in 2009.

During the first six months of 2010, income from continuing operations available to common stockholders was $0.45 per share as compared to $0.46 per share for the same period in 2009.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended June 30, 2010, decreased 0.8% to $46.8 million as compared to $47.2 million for the same quarter in 2009. FFO per share, for the quarter ended June 30, 2010, decreased 2.2% to $0.45 as compared to $0.46 for the same quarter in 2009.

FFO, for the six months ended June 30, 2010, decreased 0.5% to $93.4 million as compared to $93.9 million for the same period in 2009. FFO per share, for the six months ended June 30, 2010, decreased 1.1% to $0.90 as compared to $0.91 for the same period in 2009.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended June 30, 2010, was $47.7 million as compared to $47.9 million for the same quarter in 2009. AFFO per share, for the quarter ended June 30, 2010, was unchanged at $0.46 as compared to the same quarter in 2009.

AFFO, for the six months ended June 30, 2010, was $95.3 million as compared to $95.6 million for the same period in 2009. AFFO per share, for the six months ended June 30, 2010, was unchanged at $0.92 as compared to the same period in 2009.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance as they are based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO and AFFO are alternative, non-GAAP measures that are also considered to be good indicators of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue. See our reconciliation of net income available to common stockholders to FFO and AFFO on page 7.

Dividend Information
In June 2010, Realty Income announced the 51st consecutive quarterly increase, which is the 58th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of June 30, 2010, was $1.7235 per share. The amount of the monthly dividends paid during the first half of 2010 increased 0.9% to $0.859 per share from $0.851 per share compared to the same period in 2009. Through June 30, 2010, the Company has paid 479 consecutive monthly dividends.

Real Estate Portfolio Update

As of June 30, 2010, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,350 properties located in 49 states, leased to 118 commercial enterprises doing business in 32 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.4 years.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2010, portfolio occupancy was 96.2% with 90 properties available for lease out of a total of 2,350 properties in the portfolio.

Rent Increases
During the quarter ended June 30, 2010, same store rents on 2,167 properties under lease increased 0.1%, as compared to the same quarter in 2009. During the six months ended June 30, 2010, same store rents on 2,167 properties under lease increased 0.4%, as compared to the same period in 2009.

Property Acquisitions
During the second quarter of 2010, Realty Income invested $261.2 million in 13 new properties. The new properties are located in two states and are 100% leased with an initial average lease term of 19.8 years and an initial average lease yield of 7.5%. During the six months ended June 30, 2010, Realty Income invested $289.0 million in 21 new properties. The new properties are located in seven states and are 100% leased with an initial average lease term of 19.2 years and an initial average lease yield of 7.6%.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of June 30, 2010, the outstanding balance on the Company’s acquisition credit facility was $26.9 million, and $328.1 million was available to fund new property acquisitions.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2010. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended June 30, 2010, Realty Income sold seven properties for $6.0 million, which resulted in a gain on sales of $1.7 million. During the six months ended June 30, 2010, Realty Income sold ten properties for $7.8 million, which resulted in a gain on sales of $2.4 million.

Other Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the first half of 2010. At June 30, 2010, Crest’s property inventory consisted of three properties valued at $3.8 million. During the second quarter of 2010 and 2009, Crest did not contribute to Realty Income’s FFO per share.

Issued $250 Million of 5.75% Senior Unsecured Notes
In June 2010, Realty Income issued $250 million of 5.75% senior unsecured notes due January 2021. The public offering price for the notes was 99.404% of the principal amount for an effective yield to maturity of 5.826%. These securities are rated BBB+ by Fitch Ratings, Baa1 by Moody’s Investors Service and BBB by Standard & Poor’s Ratings Group. The net proceeds from the offering were used to repay borrowings under our acquisition credit facility, which were incurred to fund a majority of the Diageo property acquisition that closed during the second quarter.

Acquired $269 Million of Diageo Chateau & Estate Wines Properties
On June 25, 2010, Realty Income acquired $258 million of winery and vineyard properties of Diageo Chateau & Estate Wines, with a remaining property to be acquired for approximately $11 million. The leases are guaranteed by Diageo plc (NYSE: ADR: DEO), the world’s leading premium drinks company. The company produces and distributes more than 65 consumer brands in 180 markets worldwide and carries investment grade corporate debt ratings from Fitch Ratings (A-), Moody’s Investors Service (A3) and Standard & Poor’s Ratings Group (A-). Diageo’s shares are listed on the London and New York Stock Exchanges.

The properties acquired are located throughout the Napa Valley in Napa County, California, the United States' premier wine producing region. The properties are comprised of approximately 2,000 acres of vineyard properties as well as the winery, production, retail and visitor center buildings of both the Sterling Vineyards winery and the Beaulieu Vineyards (BV) winery, with combined leasable space of approximately 400,000 square feet. Diageo Chateau & Estate Wines will continue to manage and operate the properties and will retain ownership and marketing of their wine brands. The vineyards being acquired in the transaction have been in production for between 25 to 100 years, and the premium grapes grown and processed on the properties are used for several of Diageo’s most highly regarded wine brands.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer Tom A. Lewis said, “We continue to enjoy steady performance in our property portfolio and business operations that support the payment of monthly dividends to our shareholders. Our focus during the second quarter was on additional property acquisitions while maintaining a high level of portfolio occupancy.”

“During the quarter, we reviewed numerous acquisition opportunities and purchased 13 new properties for $261.2 million, which brought our year-to-date acquisitions to 21 properties acquired for $289 million. The properties acquired during the quarter had initial average lease lengths of just under 20 years and initial yields of 7.5%, which will increase over time and significantly add to our revenue stream. We were also successful in permanently financing the majority of these transactions by issuing $250 million of 5.75%, 10-year senior unsecured notes, which represented a very attractive spread relative to the initial average lease yield on the properties. The capital raised also leaves us in a very liquid position to pursue additional acquisition opportunities during the balance of the year. We are continuing to see an increasing flow of potential acquisitions and believe that our recent additions to staff should allow us to access additional property acquisitions during the balance of the year.”

“With respect to ongoing real estate portfolio performance, we continue to enjoy a high level of portfolio occupancy of 96.2%. In addition, same store rent growth remained slightly positive during the quarter. Over the last two years, we have dealt with a number of retailers that have experienced operating and financial challenges, however, our portfolio management team has continued to do a great job of re-leasing the impacted properties, which has led to continued high occupancy. Absent additional unforeseen difficulties in the economy, we believe we may have seen the worst of the impact of the recession on the portfolio, and we would anticipate an increased level of occupancy and same store rent growth over the next year.”

“Finally, our solid operating performance allowed us to increase the amount of the dividend once again during the second quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends that increase over time to our shareholders.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2010 Estimates
Management estimates that FFO per share for 2010 should range from $1.84 to $1.86, which represents annual FFO per share growth of approximately 0% to 1.1%, as compared to 2009 FFO per share of $1.84. FFO for 2010 is based on an estimated net income per share range of $0.97 to $0.99 plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.91 and reduced by potential gain on sales of investment properties of $0.04 per share.

2011 Estimates
Management estimates that FFO per share for 2011 should range between $1.96 to $2.00 per share, or an increase of 5.4% to 8.7% in annual FFO growth, compared to its 2010 estimate of $1.84 to $1.86. FFO for 2011 is based on an estimated net income per share range of $1.08 to $1.12 plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.92 and reduced by potential gains on sales of investment properties of $0.04 per share.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2010, the Company had paid 479 consecutive monthly dividends throughout its 41-year operating history. The monthly income is supported by the cash flows from over 2,300 properties owned under long-term lease agreements with regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2010 and 2009
(dollars in thousands, except per share amounts)
	Three Months Ended 6/30/10	Three Months Ended 6/30/09	Six Months Ended 6/30/10	Six Months Ended 6/30/09
REVENUE
Rental	$82,802	$81,216	$165,884	$162,928
Other	664	85	770	839
Total revenue	83,466	81,301	166,654	163,767

EXPENSES
Depreciation and amortization	23,524	22,782	46,755	45,529
Interest	21,576	21,367	42,971	42,777
General and administrative	6,650	5,006	13,360	10,956
Property	1,684	1,786	3,798	3,921
Income taxes	277	308	555	610
Total expenses	53,711	51,249	107,439	103,793
Income from continuing operations	29,755	30,052	59,215	59,974
Income from discontinued operations:
Real estate acquired for resale by Crest	158	226	365	102
Real estate held for investment	1,135	2,282	1,674	2,569
Total income from discontinued operations	1,293	2,508	2,039	2,671

Net income	31,048	32,560	61,254	62,645
Preferred stock cash dividends	(6,063)	(6,063)	(12,127)	(12,127)
Net income available to common stockholders	$24,985	$26,497	$49,127	$50,518

Funds from operations available to common stockholders (FFO)	$46,791	$47,180	$93,443	$93,915

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.23	$0.23	$0.45	$0.46
Net income: Basic and diluted	$0.24	$0.26	$0.47	$0.49

FFO, basic and diluted(1):
FFO before Crest contribution	$0.45	$0.45	$0.90	$0.91
Crest Net Lease	$0.00	$0.00	$0.00	$0.00
Total FFO	$0.45	$0.46	$0.90	$0.91

Cash dividends paid	$0.430	$0.426	$0.859	$0.851

(1)	The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/10	Three Months Ended 6/30/09	Six Months Ended 6/30/10	Six Months Ended 6/30/09

Net income available to common stockholders	$24,985	$26,497	$49,127	$50,518
Depreciation and amortization:
Continuing operations	23,524	22,782	46,755	45,529
Discontinued operations	21	219	81	464
Depreciation of furniture, fixtures & equipment	(76)	(79)	(154)	(160)
Gain on sales of investment properties:
Continuing operations	(468)	--	(468)	--
Discontinued operations	(1,195)	(2,239)	(1,898)	(2,436)
Funds from operations available to common stockholders	$46,791	$47,180	$93,443	$93,915

FFO per common share, basic and diluted	$0.45	$0.46	$0.90	$0.91

Dividends paid to common stockholders	$44,910	$44,464	$89,674	$88,826

FFO in excess of dividends paid to common stockholders	$1,881	$2,716	$3,769	$5,089

Weighted average number of common shares used for computation per share:
Basic	103,612,454	103,446,949	103,653,250	103,475,185
Diluted	103,765,828	103,450,457	103,778,609	103,479,897

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue.

	Three Months Ended 6/30/10	Three Months Ended 6/30/09	Six Months Ended 6/30/10	Six Months Ended 6/30/09

Net income available to common stockholders	$24,985	$26,497	$49,127	$50,518
Cumulative adjustments to calculate FFO(1)	21,806	20,683	44,316	43,397
FFO available to common stockholders	46,791	47,180	93,443	93,915
Amortization of share-based compensation	1,715	1,342	3,476	2,739
Amortization of deferred note financing costs(2)	343	341	683	681
Provisions for impairment	53	--	87	311
Capitalized leasing costs and commissions	(343)	(204)	(636)	(610)
Capitalized building improvements	(324)	(400)	(966)	(840)
Straight-line rent revenue(3)	(505)	(316)	(743)	(577)
Total AFFO available to common stockholders	$47,730	$47,943	$95,344	$95,619

AFFO per common share, basic and diluted	$0.46	$0.46	$0.92	$0.92

Dividends paid to common stockholders	$44,910	$44,464	$89,674	$88,826

AFFO in excess of distributions paid to common stockholders	$2,820	$3,479	$5,670	$6,793

(1)	See FFO calculation above for reconciling items.
(2)
Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in January 1999, March 2003, November 2003, March 2005, September 2005, September 2006, September 2007 and June 2010. These costs are being amortized over the lives of these notes. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	A negative amount indicates that our straight-line rent revenue was greater than our actual cash rent collected.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2010	2009	2008	2007	2006

Net income available to common stockholders	$24,985	$26,497	$26,988	$30,873	$24,289
Depreciation and amortization	23,469	22,922	22,876	18,472	14,774
Gain on sales of investment properties	(1,663)	(2,239)	(3,052)	(585)	(1,441)
Total FFO	$46,791	$47,180	$46,812	$48,760	$37,622

Total FFO per diluted share	$0.45	$0.46	$0.47	$0.49	$0.43

Total FFO	$46,791	$47,180	$46,812	$48,760	$37,622
Add (less) FFO contributed by Crest	(158)	(226)	(1,295)	(4,282)	(537)
FFO before Crest contribution	$46,633	$46,954	$45,517	$44,478	$37,085

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.45	$0.45	$0.44	$0.42
Crest FFO contribution	$0.00	$0.00	$0.01	$0.04	$0.01

Total FFO	$0.45	$0.46	$0.47	$0.49	$0.43

Cash dividends paid per share	$0.430	$0.426	$0.412	$0.381	$0.351
Diluted shares outstanding	103,765,828	103,450,457	100,394,431	100,246,112	88,466,024

For the six months ended June 30,	2010	2009	2008	2007	2006

Net income available to common stockholders	$49,127	$50,518	$50,686	$61,133	$46,826
Depreciation and amortization	46,682	45,833	45,772	36,557	28,289
Gain on sales of investment properties	(2,366)	(2,436)	(3,709)	(2,391)	(2,193)
Total FFO	$93,443	$93,915	$92,749	$95,299	$72,922

Total FFO per diluted share	$0.90	$0.91	$0.92	$0.95	$0.85

Total FFO	$93,443	$93,915	$92,749	$95,299	$72,922
Add (less) FFO contributed by Crest	(365)	(102)	(1,101)	(6,030)	(1,416)
FFO before Crest contribution	$93,078	$93,813	$91,648	$89,269	$71,506

FFO components, per diluted share(1):
FFO before Crest contribution	$0.90	$0.91	$0.91	$0.89	$0.83
Crest FFO contribution	$0.00	$0.00	$0.01	$0.06	$0.02

Total FFO	$0.90	$0.91	$0.92	$0.95	$0.85

Cash dividends paid per share	$0.859	$0.851	$0.822	$0.761	$0.699
Diluted shares outstanding	103,778,609	103,479,897	100,420,692	100,304,617	85,988,206

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2010 and December 31, 2009
(dollars in thousands, except per share amounts)

ASSETS	2010	2009
Real estate, at cost:
Land	$1,329,343	$1,169,295
Buildings and improvements	2,392,959	2,270,161
Total real estate, at cost	3,722,302	3,439,456
Less accumulated depreciation and amortization	(673,979)	(630,840)
Net real estate held for investment	3,048,323	2,808,616
Real estate held for sale, net	7,750	8,266
Net real estate	3,056,073	2,816,882
Cash and cash equivalents	872	10,026
Accounts receivable, net	10,123	10,396
Goodwill	17,206	17,206
Other assets, net	58,881	60,277
Total assets	$3,143,155	$2,914,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$17,030	$16,926
Accounts payable and accrued expenses	38,375	38,445
Other liabilities	11,755	16,807
Line of credit payable	26,900	4,600
Notes payable	1,600,000	1,350,000
Total liabilities	1,694,060	1,426,778

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,497,838 and 104,286,705 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	1,630,974	1,629,237
Distributions in excess of net income	(519,669)	(479,018)
Total stockholders’ equity	1,449,095	1,488,009
Total liabilities and stockholders’ equity	$3,143,155	$2,914,787

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
YTD Q2 2010	5.7%	20.4%	4.2%	5.6%	2.9%	(5.0%)	2.2%	(6.7%)	1.1%	(7.0%)
Compounded Average Annual Total Return(5)		17.4%		9.7%		8.4%		7.1%		6.7%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

 (1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
 (2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
 (3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
 (4) Price only index, does not include dividends. Source: Factset.
 (5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through June 30, 2010, and assuming reinvestment of dividends, except for NASDAQ.  Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended June 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004
Apparel stores	1.1%	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%
Automotive collision services	1.1	1.1	1.0	1.1	1.3	1.3	1.0
Automotive parts	1.4	1.5	1.6	2.1	2.8	3.4	3.8
Automotive service	4.9	4.8	4.8	5.2	6.9	7.6	7.7
Automotive tire services	6.6	6.9	6.7	7.3	6.1	7.2	7.8
Book stores	0.2	0.2	0.2	0.2	0.2	0.3	0.3
Business services	*	*	*	0.1	0.1	0.1	0.1
Child care	6.8	7.3	7.6	8.4	10.3	12.7	14.4
Consumer electronics	0.6	0.7	0.8	0.9	1.1	1.3	2.1
Convenience stores	17.2	16.9	15.8	14.0	16.1	18.7	19.2
Crafts and novelties	0.3	0.3	0.3	0.3	0.4	0.4	0.5
Distribution and office	1.0	1.0	1.0	0.6	--	--	--
Drug stores	4.1	4.3	4.1	2.7	2.9	2.8	0.1
Entertainment	1.3	1.3	1.2	1.4	1.6	2.1	2.3
Equipment rental services	0.2	0.2	0.2	0.2	0.2	0.4	0.3
Financial services	0.2	0.2	0.2	0.2	0.1	0.1	0.1
General merchandise	0.8	0.8	0.8	0.7	0.6	0.5	0.4
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.7	0.8
Health and fitness	7.7	5.9	5.6	5.1	4.3	3.7	4.0
Home furnishings	1.3	1.3	2.4	2.6	3.1	3.7	4.1
Home improvement	1.8	1.9	1.9	2.1	3.4	1.1	1.0
Motor vehicle dealerships	2.7	2.7	3.1	3.1	3.4	2.6	0.6
Office supplies	1.0	1.0	1.0	1.1	1.3	1.5	1.6
Pet supplies and services	0.9	0.9	0.8	0.9	1.1	1.3	1.4
Private education	0.9	0.9	0.8	0.8	0.8	0.8	1.1
Restaurants	20.8	21.3	21.8	21.2	11.9	9.4	9.7
Shoe stores	--	--	--	--	--	0.3	0.3
Sporting goods	2.6	2.6	2.3	2.6	2.9	3.4	3.4
Theaters	9.1	9.2	9.0	9.0	9.6	5.2	3.5
Travel plazas	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Video rental	0.4	1.0	1.1	1.7	2.1	2.5	2.8
Wine and spirits	0.4	--	--	--	--	--	--
Other	1.7	1.8	1.9	2.3	2.7	3.0	3.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at June 30, 2010
L.A. Fitness	5.9%	TBC Corporation	3.0%
Hometown Buffet	5.6%	Couche-Tard/Circle K	2.8%
Diageo	5.5%	FreedomRoads/Camping World	2.7%
AMC Theatres	5.0%	Boston Market	2.5%
The Pantry	4.1%	NPC International/Pizza Hut	2.5%
Friendly’s Ice Cream	3.8%	KinderCare Learning Centers	2.4%
Rite Aid	3.2%	Regal Cinemas	2.2%
La Petite Academy	3.1%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,250 net leased, single-tenant properties as of June 30, 2010 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended June 30, 2010(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2010	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2010	% of Total Rental Revenue
2010	101	$2,004	2.4%	19	$509	0.6%	82	$1,495	1.8%
2011	116	3,305	4.0	62	2,068	2.5	54	1,237	1.5
2012	124	2,742	3.4	72	1,667	2.1	52	1,075	1.3
2013	141	4,766	5.9	91	3,708	4.6	50	1,058	1.3
2014	105	3,292	4.1	60	2,415	3.0	45	877	1.1
2015	134	3,378	4.1	94	2,525	3.1	40	853	1.0
2016	117	2,251	2.8	114	2,173	2.7	3	78	0.1
2017	50	1,819	2.2	39	1,604	2.0	11	215	0.2
2018	42	1,839	2.3	34	1,635	2.0	8	204	0.3
2019	98	5,092	6.3	92	4,720	5.8	6	372	0.5
2020	85	3,591	4.4	75	3,380	4.2	10	211	0.2
2021	177	7,566	9.3	176	7,511	9.2	1	55	0.1
2022	99	2,920	3.6	98	2,872	3.5	1	48	0.1
2023	250	8,401	10.3	248	8,327	10.2	2	74	0.1
2024	62	2,118	2.6	62	2,118	2.6	--	--	--
2025-2043	549	26,155	32.3	537	25,716	31.7	12	439	0.6
Totals	2,250	$81,239	100.0%	1,873	$72,948	89.8%	377	$8,291	10.2%

(1)
Excludes ten multi-tenant properties and 90 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $30 from properties reclassified to discontinued operations and excludes revenue of $1,593 from ten multi-tenant properties and from 90 vacant and unleased properties at June 30, 2010.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio (excluding properties owned by Crest) as of June 30, 2010 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2010(1)	Percentage of Rental Revenue
Alabama	62	97%	420,200	$1,807	2.2%
Alaska	2	100	128,500	277	0.3
Arizona	80	98	395,800	2,446	3.0
Arkansas	17	94	92,400	379	0.5
California	78	97	1,570,600	4,942	6.0
Colorado	51	94	471,400	1,782	2.1
Connecticut	24	96	276,600	1,385	1.7
Delaware	17	100	33,300	431	0.5
Florida	166	93	1,426,700	6,480	7.8
Georgia	131	95	905,500	3,787	4.6
Hawaii	--	--	--	--	--
Idaho	12	100	80,700	343	0.4
Illinois	85	98	1,008,800	4,959	6.0
Indiana	81	95	729,900	3,439	4.1
Iowa	21	100	290,600	1,015	1.2
Kansas	32	88	570,000	1,061	1.3
Kentucky	22	100	110,600	678	0.8
Louisiana	32	100	184,900	899	1.1
Maine	3	100	22,500	161	0.2
Maryland	28	100	266,600	1,600	1.9
Massachusetts	64	98	575,400	2,535	3.1
Michigan	52	98	257,300	1,271	1.5
Minnesota	20	100	389,000	1,541	1.9
Mississippi	71	96	347,600	1,482	1.8
Missouri	62	95	640,100	2,137	2.6
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	493	0.6
Nevada	14	100	153,300	760	0.9
New Hampshire	14	100	109,900	584	0.7
New Jersey	33	100	261,300	1,936	2.3
New Mexico	9	100	58,400	196	0.2
New York	40	95	502,300	2,376	2.9
North Carolina	94	98	531,700	2,884	3.5
North Dakota	6	100	36,600	57	0.1
Ohio	137	93	848,800	3,205	3.9
Oklahoma	24	100	137,400	588	0.7
Oregon	18	94	297,300	835	1.0
Pennsylvania	98	99	677,200	3,483	4.2
Rhode Island	3	100	11,000	58	0.1
South Carolina	99	100	372,500	2,257	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	133	93	621,700	2,721	3.3
Texas	214	96	2,284,600	7,893	9.5
Utah	4	100	25,200	94	0.1
Vermont	4	100	12,700	126	0.1
Virginia	103	96	633,600	3,356	4.1
Washington	36	92	286,200	955	1.2
West Virginia	2	100	23,000	121	0.1
Wisconsin	21	90	252,700	833	1.0
Wyoming	1	0	5,400	6	*
Totals/Average	2,350	96%	19,589,000	$82,832	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at June 30, 2010, including revenue from properties reclassified as discontinued operations of $30.